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                                  Exhibit 10(s)

             Letter Agreement, dated December 17, 1997, between the
                        Registrant and William R. Radon








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December 17, 1997



Mr. William R. Radon


Dear Bill:

I'm pleased to extend an offer of employment as Senior Vice President, Information Technology of The Scotts Company, reporting to me, effective January 31, 1998. This position will be a Corporate Executive Officer and a member of the Executive Committee.

Base Salary, Sign On Bonus and Executive Incentive Plan
-------------------------------------------------------

Your initial annual base salary is $200,000 with a target bonus under the Executive Incentive Plan of 40% of salary. Your fiscal 1998 bonus will not be prorated, i.e., you will be eligible for the full year bonus opportunity. You will also receive a $50,000 sign on bonus.

Stock Options
-------------

In addition, as a key member of the Management Team, your initial grant of stock options is 48,000 which will be priced at the closing "asked" price on the day you officially join the company. These stock options will vest: 16,000 after your first year, 16,000 after two years of employment and 16,000 after three years of employment. You will receive a separate option agreement.

Scope of Responsibilities
-------------------------

You will be responsible for all Information Technologies worldwide, including hardware and telecommunications infrastructure and software systems implementation. You will also serve as the Scotts leader for process improvement.



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William R. Radon
December 17, 1997
Page 2



Relocation
----------

You will be covered under Scotts Relocation Policy for your move to the Columbus area. A copy of the relocation policy is enclosed. We utilize PHH Relocation Services for relocation. Temporary housing for you until your family moves in the Spring will be at Scotts expense.

Car Allowance
-------------

Scotts will provide you with a car allowance of $10,000/year, paid on a monthly basis . In accordance with IRS regulations, the value of this car allowance will be reflected in your W-2. It is our understanding that you may deduct that part of this value which is for business purposes.

Personal Financial Planning
---------------------------

Personal financial planning is also provided through Ayco Corporation. The value of this confidential service is similarly added to your W-2. Some or all of this value may be tax deductible.

Benefit Programs
----------------

You are eligible for inclusion in Scotts benefit programs which are outlined in the information previously provided. Specific benefits include: Medical Coverage, Dental Coverage, Group Life Insurance, Short and Long Term Disability Coverage and Supplemental Long Term Disability Coverage. Full benefit coverage under The Scotts Company Comprehensive Benefit Program will be in effect the first of the month following your employment date. This coverage includes participation in our health insurance, dental program, and our life insurance programs, including group life, accidental dealth, travel insurance and Scotts Retirement Savings Plan. You will be eligible with disability coverage once you meet the required waiting period.

Vacation
--------

As agreed, you will receive 20 working days vacation upon joining the company.

As we discussed, this offer is contingent upon satisfactory completion of the mandatory drug screen required of all Scott associates.

                                 *      *     *


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William R. Radon
December 17, 1997
Page 3



Bill, I take great pleasure in extending you this offer. Your addition to the Scotts' team will solidify our effort to drive the business forward. As a key player in our team, all of us will extend our resources in support of your efforts. We truly look forward to your joining the Scotts family.



Sincerely,



/s/ Jean H. Mordo
----------------------------
Jean H. Mordo
Executive Vice President and
Chief Financial Officer


ACCEPTANCE:


/s/ William R. Radon                                12/19/97      (Date)
----------------------------                   -----------------------------
William R. Radon